UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011 (July 1, 2010)

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 2, 2010, Accelrys, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission (the “SEC”) in connection with the completion of the previously announced merger (the “Merger”) of Alto Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Symyx Technologies, Inc.(“Symyx”), whereby Symyx became a wholly-owned subsidiary of the Company.

This Current Report on Form 8-K/A amends Item 9.01(b) of the Original 8-K to provide certain unaudited pro forma financial information relating to the effects of the Merger.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company and its subsidiaries as of, and for the year ended, March 31, 2010, giving effect to the Merger, is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined financial information of the Company as of, and for the year ended, March 31, 2010, giving effect to the Merger.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company’s actual results could differ materially from those projected in these forward-looking statements. In particular, the Company may not realize all or any of the anticipated benefits of the Merger, including without limitation the annual savings estimated herein. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended March 31, 2010, which was filed with the SEC on May 28, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company, including the joint proxy statement/prospectus filed on May 19, 2010. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer

Date: March 4, 2011

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